EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact - (713) 585-2900
Investors - Steve Bender
Media - David R. Hansen

Westlake Chemical Partners LP Announces Third Quarter 2015 Earnings

•	Quarterly MLP distributable cash flow of $9.5 million

•	Increased quarterly cash distribution by $0.0084 (2.89%) to $0.2994 per unit, announced on October 28, 2015
Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported third quarter 2015 net income attributable to the Partnership of $10.1 million, or $0.37 per limited partner unit, and MLP distributable cash flow of $9.5 million. Net sales at Westlake Chemical OpCo LP ("OpCo") for the period were $248.6 million. The Partnership's second quarter of 2015 net income was $10.4 million, or $0.39 per limited partner unit.
OpCo's sales agreement with Westlake Chemical Corporation is designed to provide for stable and predictable cash flows. The sales agreement provides that 95% of OpCo's ethylene production is sold to Westlake Chemical Corporation for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
On October 28, 2015, the Board of Directors of Westlake Chemical Partners GP LLC, the general partner of the Partnership, declared a quarterly distribution of $0.2994 per unit to be payable on November 27, 2015 to the unitholders of record on November 9, 2015. The MLP distributable cash flow provided coverage of 1.17x the declared distributions. The increase in cash distributions is in line with the Partnership's targeted low double-digit distribution growth.
"As a result of the long-term fixed margin ethylene sales agreement, the margin associated with the majority of our ethylene sales is not subject to the recent volatility in the oil and ethylene markets. This arrangement positions us to provide stable cash flows to our unitholders and highlights the benefit of the structure of our operations and sales contract," said Albert Chao, President and Chief Executive Officer.

The statements in this release and the related teleconference relating to matters that are not historical facts, but forward-looking statements, could be adversely affected by, among other things, operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of electricity; changes in prevailing economic conditions; actions of third parties; unanticipated ground, grade or water conditions; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; industrial accidents; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; late delivery of raw materials; difficulty collecting receivables; inability of our customers to take delivery; changes in the price and availability of transportation; fires, explosions or other accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC in March 2015, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC in August 2015.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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Use of Non-GAAP Financial Measures
This release includes the term MLP distributable cash flow, which is a non-GAAP financial measure, as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended. We report our financial results in accordance with U.S. generally accepted accounting principles ("GAAP"), but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A reconciliation of MLP distributable cash flow to net income and net cash provided by operating activities can be found in the financial schedules at the end of this release. We define distributable cash flow as net income plus depreciation and amortization, less contributions from turnaround reserves and maintenance capital expenditures. We define MLP distributable cash flow as distributable cash flow attributable to periods subsequent to the date of our initial public offering less distributable cash flow attributable to Westlake Chemical Corporation's noncontrolling interest in Westlake Chemical OpCo LP. Because MLP distributable cash flow may be defined differently by other companies in our industry, our definition of MLP distributable cash flow may not be comparable to similarly titled measures of other companies.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Chemical Corporation to operate, acquire and develop facilities for the processing of natural gas liquids as well as other qualifying activities. Headquartered in Houston, Texas, the Partnership owns a 13.3% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets include three facilities in Calvert City, Kentucky, and Lake Charles, Louisiana which process ethane and propane into ethylene, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com/.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' third quarter 2015 results will be held Tuesday, November 3, 2015 at 12:00 p.m. Eastern Time (11:00 a.m. Central Time). To access the conference call, dial (855) 638-4814 or (234) 386-2848 for international callers, approximately 10 minutes prior to the scheduled start time and reference passcode 58792939.
A replay of the conference call will be available beginning two hours after its conclusion until 11:59 p.m. Eastern Time on Tuesday, November 10 2015. To hear a replay, dial (855) 859-2056, or (404) 537-3406 for international callers. The replay passcode is 58792939.
The conference call will also be available via webcast at: http://edge.media-server.com/m/p/6kf6xf8h/lan/en and the earnings release can be obtained via the Partnership web page at: http://westlakepartners.investorroom.com/news-events

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014 (1)(2)	2015	2014 (1)(2)

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Chemical Corporation ("Westlake")	$207,856	$289,601	$621,438	$1,088,561
Net co-product, ethylene and other sales—third parties	40,763	102,407	137,277	387,596
Total net sales	248,619	392,008	758,715	1,476,157
Cost of sales	154,474	227,015	473,815	832,304
Gross profit	94,145	164,993	284,900	643,853
Selling, general and administrative expenses	5,831	8,860	17,826	22,803
Income from operations	88,314	156,133	267,074	621,050
Other income (expense)
Interest expense	(1,054)	(2,137)	(3,794)	(9,833)
Other (expense) income, net	(73)	486	(35)	3,135
Income before income taxes	87,187	154,482	263,245	614,352
Provision for income taxes	141	36,309	567	198,461
Net income	87,046	118,173	262,678	415,891
Less: Predecessor net income prior to initial public offering on August 4, 2014	—	63,616	—	361,334
Net income subsequent to initial public offering	87,046	54,557	262,678	54,557
Less: Net income attributable to noncontrolling interests in Westlake Chemical OpCo LP ("OpCo")	76,943	49,542	233,632	49,542
Net income attributable to Westlake Partners	$10,103	$5,015	$29,046	$5,015

Quarterly distribution declared per unit	$0.2994	$0.1704	$0.8733	$0.1704

MLP distributable cash flow	$9,475	$5,265	$27,671	$5,265

Distribution declared
Limited partner units—public	$3,873	$2,205	$11,298	$2,205
Limited partner units—Westlake	4,229	2,406	12,333	2,406
Incentive distribution rights	—	—	—	—
Total distribution declared	$8,102	$4,611	$23,631	$4,611
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(1)	Westlake Partners' initial public offering ("IPO") was on August 4, 2014.

(2)
Includes amounts for the pre-IPO period from July 1, 2014 through August 3, 2014 and post-IPO period from August 4, 2014 through September 30, 2014 in the three months ended September 30, 2014 and includes the amounts for the pre-IPO period from January 1, 2014 through August 3, 2014 and post-IPO period from August 4, 2014 through September 30, 2014 in the nine months ended September 30, 2014.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2015	December 31, 2014

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$154,257	$133,750
Accounts receivable, net—Westlake	44,035	18,529
Accounts receivable, net—third parties	14,479	37,520
Inventories	3,272	6,634
Prepaid expenses and other current assets	382	212
Total current assets	216,425	196,645
Property, plant and equipment, net	962,221	842,057
Other assets, net	46,542	57,733
Total assets	$1,225,188	$1,096,435

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued liabilities)	$56,511	$31,984
Long-term debt payable to Westlake	330,495	227,638
Other liabilities	1,708	1,863
Total liabilities	388,714	261,485
Common unitholders—public	293,282	290,377
Common unitholder—Westlake	4,360	4,038
Subordinated unitholder—Westlake	38,528	35,681
General partner—Westlake	(242,572)	(242,572)
Accumulated other comprehensive loss	(173)	—
Total Westlake Chemical Partners LP partners' capital	93,425	87,524
Noncontrolling interest in OpCo	743,049	747,426
Total equity	836,474	834,950
Total liabilities and equity	$1,225,188	$1,096,435

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2015	2014 (1)(2)

	(In thousands of dollars)
Cash flows from operating activities
Net income	$262,678	$415,891
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60,637	58,501
Other balance sheet changes	7,888	11,598
Net cash provided by operating activities	331,203	485,990
Cash flows from investing activities
Additions to property, plant and equipment	(152,572)	(144,348)
Settlements of derivative instruments	—	(133)
Net cash used for investing activities	(152,572)	(144,481)
Cash flows from financing activities
Proceeds from debt payable to Westlake	238,198	141,161
Repayment of debt payable to Westlake	(135,341)	—
Repayment of debt payable to Westlake with proceeds from the initial public offering	—	(78,940)
Net proceeds from issuance of common units	—	286,088
Proceeds from initial public offering distributed to Westlake	—	(151,729)
Net distributions to Westlake prior to initial public offering	—	(448,101)
Quarterly distributions to noncontrolling interest retained in OpCo by Westlake	(238,009)	—
Quarterly distributions to unitholders	(22,972)	—
Net cash used for financing activities	(158,124)	(251,521)
Net increase in cash and cash equivalents	20,507	89,988
Cash and cash equivalents at beginning of period	133,750	—
Cash and cash equivalents at end of period	$154,257	$89,988
_____________

(1)	Westlake Partners' initial public offering ("IPO") was on August 4, 2014.

(2)	Includes the amounts for the pre-IPO period from January 1, 2014 through August 3, 2014 and post-IPO period from August 4, 2014 through September 30, 2014.

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WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
RECONCILIATIONS OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2015	2014	2015	2014

	(In thousands of dollars)
MLP distributable cash flow (1)	$9,235	$9,475	$5,265	$27,671	$5,265
Add:
Distributable cash flow attributable to noncontrolling interests in OpCo (1)	68,908	72,833	51,652	225,565	51,652
Net income attributable to the Predecessor for the period prior to August 4, 2014	—	—	63,616	—	361,334
Maintenance capital expenditures (1)	22,515	18,145	5,839	48,946	5,839
Contribution to turnaround reserves (1)	6,977	7,035	4,484	21,133	4,484
Less:
Depreciation and amortization (1)	(20,392)	(20,442)	(12,683)	(60,637)	(12,683)
Net income for the period	87,243	87,046	118,173	262,678	415,891
Depreciation and amortization	20,392	20,442	19,219	60,637	58,501
Other balance sheet changes	9,029	(6,184)	(30,323)	7,888	11,598
Net cash provided by operating activities	$116,664	$101,304	$107,069	$331,203	$485,990
_____________

(1)	Westlake Partners' initial public offering was on August 4, 2014. The 2014 balances include amounts for the period from August 4, 2014 through September 30, 2014 only.

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